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                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of June 28, 2002 between Allied Research Corporation, a Delaware corporation with offices at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182 (the "Company") and Riverview Group LLC (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Purchase Agreement by and between the Company and the Purchaser (the "Purchase Agreement"), the Company has agreed to sell and issue to the Purchaser, and the Purchaser has agreed to purchase from the Company, an aggregate of $7.5 million principal amount of the Company's 8% Convertible Debentures Series A (the "Debentures") on the terms and conditions set forth therein;

     WHEREAS, pursuant to the Purchase Agreement, and subject to the terms and conditions thereof, the Purchaser has the option to purchase, and the Company has the option to sell, up to $3.75 million principal amount of the Company's 8% Convertible Debentures Series B (the "Additional Debentures");

     WHEREAS, the Purchase Agreement contemplates that the Debentures and Additional Debentures will be convertible into shares (the "Common Shares" and "Additional Common Shares," respectively) of common stock, par value $.10, of the Company ("Common Stock");

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Purchaser's agreement to enter into the Purchase Agreement, the Company has agreed to issue warrants (the "Warrants") exercisable for shares of Common Stock (the "Warrant Shares") in connection with the issuance of the Debentures;

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Purchaser's agreement to enter into the Purchase Agreement, the Company has agreed to issue, with the Additional Debentures, warrants (the "Additional Warrants") exercisable for shares of Common Stock (the "Additional Warrant Shares,") in connection with the issuance of the Additional Debentures;

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Purchaser's agreement to enter into the Purchase Agreement, the Company has agreed to provide the Purchaser with certain registration rights with respect to the Common Shares, Additional Common Shares, Warrant Shares, Additional Warrant Shares, and certain other rights and remedies with respect to the Debentures and Additional Debentures as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and the Purchasers agree as follows:

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     1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement, the Warrants or the Debentures. As used in this Agreement, the following terms shall have the following respective meanings:

     "Closing" and "Closing Date" shall have the meanings ascribed to such terms in the Purchase Agreement.

     "Conversion Price" shall have meaning ascribed to such term in Section 5(c) of the Debenture.

     "Commission" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Debenture Amount" shall mean the Outstanding Principal Amount of, the accrued but unpaid interest on, and the accrued but unpaid Delay Payments on, the Debentures.

     "Delay Payment" shall mean a payment equal to 1% of the Debenture Amount held by the relevant Holder. Delay Payments shall be pro-rated for periods of less than 30 days.

     "Effectiveness Deadline" shall have the meaning set forth in Section 2(a).

     "Filing Deadline" shall have the meaning set forth in Section 2(a).

     "Holder" and "Holders" shall mean the Purchaser, and any transferee or transferees of the Debentures, Warrants, Warrant Shares, or Common Shares or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

     "Interfering Events" shall have the meaning set forth in Section 2(b).

     "Market Price for Shares of Common Stock" shall have the meaning ascribed to such term in the Debentures.

     "Outstanding Principal Amount" shall have the meaning ascribed to such term in the Debentures.

     "Premium Redemption Price" shall mean 110% of the Debenture Amount.

     "Put Notice" shall have the meaning set forth in Section 2(b)(i)(B).

     "Registrable Securities" shall mean: (a) the Common Shares and Warrant Shares issued or issuable to each Holder or its permitted transferee or designee upon conversion of the Debentures or exercise of the Warrants, as applicable, or upon any stock split, stock dividend, recapitalization or similar event with respect to such Common Shares or Warrant Shares; (b) any securities issued or issuable to each Holder upon the conversion, exercise or exchange of any Debentures, Warrants, Warrant Shares or Common Shares; and (c) any other security of the

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Company issued as a dividend or other distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses to be incurred by the Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, "Blue Sky" fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "Registration Statement" shall have the meaning set forth in Section 2(a) herein.

     "Regulation D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

     "Securities Act" or "Act" shall mean the Securities Act of 1933, as amended.

     2. Registration Requirements. The Company shall use its best efforts to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable "Blue Sky" or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) reasonably requested by the Holder and in all U.S. jurisdictions. Such best efforts by the Company shall include the following:

          (a) The Company shall, as expeditiously as reasonably possible after the Closing Date:

     (i) But in any event within 240 days thereafter ("Filing Deadline"), prepare and file a registration statement with the Commission on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities
Act) covering the Registrable Securities (such registration statement, including any amendments or supplements thereto and prospectuses contained therein, is referred to herein as the "Registration Statement"), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events. The Registration Statement shall identify the Holders as selling securityholders and not as underwriters. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the sum of (A) 2.0 times the sum of the number of Common Shares that are as of the date of this Agreement issuable upon conversion of the Debentures plus (B) the number of Warrant Shares issuable upon exercise of the Warrants in each case without

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regard to any limitation on the Purchaser's ability to convert the Debentures or
Warrants. Thereafter, the Company shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable, and in any event prior to the earlier of (i) 300 days following the Closing Date or
(ii) five days after SEC clearance to request acceleration (the "Effectiveness Deadline"). The Company shall provide Holders and their legal counsel reasonable opportunity to review any such Registration Statement or amendment or supplement thereto prior to filing.

     (ii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by the seller thereof as set forth in the Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

     (iii) After the registration, furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

     (iv) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or "Blue Sky" laws of all U.S. jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (v) Notify each Holder immediately of the happening of any event as a result of which the prospectus (including any supplements thereto or thereof and any information incorporated or deemed to be incorporated by reference therein) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, pursuant to Section 2(f), use its best efforts to promptly update and/or correct such prospectus.

     (vi) Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

     (vii) Permit a single firm of counsel, designated as Holders' counsel by the Holders of a majority of the Registrable Securities included in the Registration Statement, to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document containing information regarding one

                                        4

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or more Holders if such counsel reasonably objects to the form or substance of such information concerning such Holders.

     (viii) Use its best efforts to list the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Stock is then traded.

     (ix) If applicable, take all steps necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

     (x) File and cause to become effective additional Registration Statements if the number of Registrable Securities at any time exceeds 85% of the number of shares of Common Stock then registered in the existing Registration Statements hereunder.

            (b) Set forth below in this Section 2(b) are (I) events that may arise that the Purchaser considers will interfere with the full enjoyment of its rights under the Debentures, the Purchase Agreement and this Agreement (the "Interfering Events"), and (II) certain remedies applicable in each of these events.

            Paragraphs (i) through (iv) of this Section 2(b) describe the Interfering Events, provide a remedy to the Holders if an Interfering Event occurs and provide that the Holders may require that the Company redeem outstanding Debentures, Warrants, or Registrable Securities at a specified price if certain Interfering Events are not timely cured.

            Paragraph (v) provides, inter alia, that each Holder shall have the option as to whether it would like to receive any payment required as a remedy in the case of certain of the Interfering Events in cash or shares of Common Stock.

            Paragraph (vi) provides, inter alia, that if payments required as the remedy in the case of certain of the Interfering Events are not paid when due, the Company may be required by the Holders to redeem outstanding Debentures, Warrants, or Registrable Securities at a specified price.

            Paragraph (viii) provides, inter alia, that the Holders have the right to specific performance.

            The preceding paragraphs in this Section 2(b) are meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this Section 2(b).

     (i)    Delay in Effectiveness of Registration Statement.

                 (A) In the event that the Registration Statement has not been filed by the Filing Deadline or been declared effective by the Effectiveness Deadline, then the Company shall pay in cash or common stock, as provided in Section 2(b)(v), to each Holder a Delay Payment for each 30 day period (or portion thereof)

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               thereafter until the earliest of (i) the date on which a Holder's
               Debentures have been redeemed pursuant to its delivery of a Put Notice (as defined below) (with respect to that Holder only),
               (ii) the first anniversary of the Closing Date, and (iii) the date on which the Registration Statement is declared effective, which Delay Payments shall not in the aggregate exceed the maximum percentage permitted by law.

                      (B) If the Registration Statement has not been declared
               effective within one (1) year of the Closing Date, then each Holder shall have the right to require the Company to redeem the Debentures in whole or in part at the Premium Redemption Price. Each Holder shall exercise such right by providing the Company with written notice thereof (the "Put Notice") no later than forty-five (45) calendar days following the first anniversary of the Closing Date, which such Put Notice shall include the amount of Debentures that the Holder seeks to redeem and a date at least ninety (90) days from the date thereof on which the Holder seeks the redemption to occur (the "Redemption Date"). Nothing herein shall be construed as precluding the Holder from exercising its conversion rights under the Debenture unless the Company redeems the Debenture and pays the Premium Redemption Price set forth above in full pursuant to Section 2(b)(i)(B). Delay Payments shall no longer accrue on Debentures after such Debentures have been redeemed by the Company pursuant hereto. In lieu of exercising the right to have its Debentures redeemed, a Holder may elect to have the Conversion Price applicable to its Debentures reduced by fifteen percent (15%) (subject to further adjustment in accordance with the terms of the Debentures), which election must be made during the forty-five calendar day period referred to above. In such event, upon request by the Holder, the Company shall issue to the Holder new Debentures reflecting the reduced Conversion Price.

       (ii)    No Listing; Premium Price Redemption for Delisting of Class of
               Shares.

                      In the event that (A) the Company fails, refuses or is
               unable to cause the Registrable Securities covered by the Registration Statement to be listed with the applicable Approved Markets and each other securities exchange and market on which the Common Stock is then traded at all times during the period ("Listing Period") commencing the earlier of the effective date of the Registration Statement or the one year anniversary following the Closing Date, and continuing thereafter for so long as any Debentures are outstanding (but not more than three years from the last Closing Date) or (B) shares of Common Stock of the Company are delisted from the applicable Approved Markets at any time following the Closing Date and prior to the earlier of (i) the time at which there are no longer any outstanding Debentures and (ii) the third (3rd) anniversary of the last Closing Date, and remain delisted for 5 consecutive business days, then at the option of each Holder and to the extent such Holder so elects, the Company shall on 2 business days notice redeem the Debentures held by such Holder, in whole or in part, at a redemption price equal to the Premium Redemption Price (as defined above); provided, however, that such Holder may revoke such request at any time prior to receipt of payment of such Premium Redemption Price.

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

       (iii) Blackout Periods. In the event any Holder is unable to sell Registrable Securities under the Registration Statement for more than (A) seven
(7) consecutive days or (B) an aggregate of twenty (20) days in any 12 month period ("Suspension Grace Period"), including without limitation by reason of a suspension of trading of the Common Stock on the Approved Market, any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or the number of shares of Common Stock covered by the Registration Statement is insufficient at such time to make such sales (a "Blackout"), then a Holder shall have the right but not the obligation to elect to have the Company redeem its Debentures at the price equal to the Premium Redemption Price.

       (iv) Conversion Deficiency; Premium Price Redemption for Conversion Deficiency. In the event that the Company does not have a sufficient number of Common Shares available to satisfy the Company's obligations to any Holder upon receipt of a Conversion Notice (as defined in the Debenture) or is otherwise unable or unwilling to issue such Common Shares in accordance with the terms of the Debenture for any reason after receipt of a Conversion Notice, then: at any time five days thereafter, at the request of any Holder pursuant to a redemption notice, the Company promptly (1) shall purchase from such Holder, at a purchase price equal to the Premium Redemption Price, the Debenture Amount of Debentures equal to such Holder's pro rata share of the Deficiency (as such term is defined below), if the failure to issue Common Shares results from the lack of a sufficient number thereof and (2) shall purchase all (or such portion as such Holder may elect) of such Holder's Debentures at such Premium Redemption Price if the failure to issue Common Shares results from any other cause. The "Deficiency" shall be equal to the Debenture Amount of Debentures that would not be able to be converted for Common Shares, due to an insufficient number of Common Shares available, if all the outstanding Debentures were submitted for conversion at the Conversion Price set forth in the Debentures as of the date such Deficiency is determined. Any request by a Holder pursuant to this paragraph (iv)(B) shall be revocable by that Holder at any time prior to its receipt of the Premium Redemption Price.

       (v)   Delay Payment and Put Terms; Status of Unpaid Delay Payments.

                 (A) All Delay Payments (which payments shall be pro rata on a per diem basis for any period of less than 30 days) required to be made in connection with the above provisions shall be paid at any time upon demand, by the fifteenth (15th) day of each calendar month for the partial or full calendar month occurring prior to that date. Such Delay Payments shall be payable in cash or Common Stock, as determined by each Holder in its sole discretion. If the Holder elects to be paid in Common Stock, the Holder shall be entitled to that number of shares of Common Stock as shall equal to the amount of such Delay Payment multiplied by a fraction, the numerator of which is one and the denominator of which is equal to the average of the Market Price for Shares of Common Stock for the three (3) business days prior to, but not including, the date upon which such payments are due. Unless the Company shall receive written notice to the contrary from the respective Holder, the Delay Payments shall be paid in cash. Until paid as

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              required in this Agreement, Delay Payments shall be deemed added to, and a part of, the Outstanding Principal Amount of a Holder's Debentures.

                 (B) Any Debentures required to be redeemed under this Section 2(b) shall be redeemed by no later than five business days from the delivery of the applicable redemption request. Until redeemed, the Holder shall be permitted to exercise conversion and any other rights under the Debentures. The Holder may withdraw a redemption request if the Company does not timely redeem the Debentures required to be redeemed.

       (vi) Premium Price Redemption for Delay Payment Defaults. In the event that the Company fails or refuses to pay any Delay Payment provided for in the foregoing paragraphs (i) through (iv) when due, at any Holder's request and option, the Company shall purchase all or a portion of the Debentures held by such Holder (with Delay Payments accruing through the date of such purchase), within five (5) days of such request, at a purchase price equal to the Premium Redemption Price (as defined above); provided that such Holder may revoke such request at any time prior to receipt of such payment of such purchase price. Until such time as the Company purchases such Debentures at the request of such Holder pursuant to the preceding sentence, at any Holder's request and option the Company shall as to such Holder pay such amount by adding and including the amount of such Delay Payment to the Outstanding Principal Amount of a Holder's Debentures.

       (vii) Cumulative Remedies. Each Delay Payment triggered by an Interfering Event provided for in the foregoing paragraphs (ii) through (iv) shall be in addition to each other Delay Payment triggered by another Interfering Event; provided, however, that in no event shall the Company be obligated to pay to any Holder Delay Payments in an aggregate amount greater than one Delay Payment for any 30-day period (or portion thereof). The Delay Payments and mandatory redemptions provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Debentures, the Purchase Agreement, the Warrants or this Agreement, including without limitation the right to specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder.

       (viii) Certain Acknowledgments. The Company acknowledges that any failure, refusal or inability by the Company described in the foregoing paragraphs (i) through (iv) and paragraph (vi) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree that it is appropriate to include in this Agreement the foregoing provisions for Delay Payments and mandatory redemptions in order to compensate the Holders for such damages. The parties acknowledge and agree that the Delay Payments and mandatory redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such Delay Payments and mandatory redemptions are reasonable and will not constitute a penalty. The parties agree that the provisions of this clause (viii) consist of certain acknowledgments and agreements concerning the remedies of the Holders set forth in clauses (i) through (iv) and paragraph (vi) of this paragraph; nothing in this

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clause (viii) imposes any additional default payments and mandatory redemptions for violations under this Agreement.

              (c) [Intentionally omitted.]

              (d) [Intentionally omitted.]

              (e) The Company shall make available for inspection, upon reasonable written notice and during regular business hours, by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders' due diligence examination of the Company and review of any Registration Statement, all SEC Documents (as defined in the Purchase Agreement) filed subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

              (f) (i) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved shares, with respect to its obligation to reserve or register Registrable Securities, within 30 days of any corporate action authorizing or reserving same and shall file a Registration Statement with respect to additional Registrable Securities within 30 days of the occurrence of an event referred to in Section 2(a)(x) and shall use its best efforts to cause, in either case, such Registration Statement to become effective within seventy-five (75) days of such corporate action or such occurrence, as the case may be. If the Holders become entitled, pursuant to an event described in clause (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to (x) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (y) keep such additional Registration Statement effective during the period described in Section 5 below. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for Delay Payments contained herein.

       (ii) If the Company has issued Additional Debentures and Additional Warrants, then all of the provisions of this Registration Rights Agreement shall apply to such Additional Debentures and Additional Warrants, and the underlying Additional Common Shares and Additional Warrant Shares, mutatis mutandis, as if they were Debentures, Warrants, Common Shares and Warrant Shares, with the following changes:

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              (A) References to the Closing and Closing Date shall refer to the closing and closing dates of the purchases of the Additional Debentures and Additional Warrants.

              (B) References to the Effectiveness Deadline shall refer to 300 days from the second tranche (Additional Debentures/Additional Warrants) closing, for the second tranche.

              (C) References to the Filing Deadline for the registration statement for the second tranche shall refer to 210 days from the closing of the second tranche.

              (D) References in the Registration Rights Agreement to Debentures, Warrants, Common Shares and/or Warrant Shares, shall be deemed to refer respectively, to Additional Debentures, Additional Warrants, Additional Common Shares and Additional Warrant Shares.

     3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company.

     4. Registration on Form S-3; Other Forms. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act.

     5. Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to keep such registration effective until the two year anniversary of effectiveness date of the Registration Statement.

     6.  Indemnification.

         (a) The Company Indemnity. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses

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

reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

       (b) Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

       (c) Procedure. Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     7. Contribution. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying each of such Indemnified Parties, shall contribute to the amount paid or payable by each such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

     In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(d)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

     9. Information by Holders. Each Holder shall reasonably promptly furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Purchaser shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder, except that such Holder may not require an intended method of disposition which violates applicable securities law.

     10. [Intentionally omitted.]

     11. Replacement Certificates. The certificate(s) representing the Common Shares or Warrant Shares held by the Purchaser (or then Holder) may be exchanged by the Purchaser (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Shares or Warrant Shares, as reasonably requested by the Purchaser (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

     12. Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Purchasers by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Debentures or Warrants, and all other rights granted to the Purchasers by the Company hereunder may be transferred or assigned to any transferee or assignee of any Debentures or Warrants; provided in each case that: (i) any transfer of Debentures shall be for at least $500,000 in principal amount thereof; and (ii) the Company must be given written notice by the such Purchaser at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; provided that the transferee or assignee of such rights agrees in writing to be bound by the provisions of this Agreement.

     13. Miscellaneous.

         (a) Remedies. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         (b) Jurisdiction. EACH OF THE COMPANY AND THE PURCHASER (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE DELAWARE STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN THE STATE OF DELAWARE FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH OF THE COMPANY AND THE PURCHASER CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

         to the Company:

             Allied Research Corporation
             8000 Towers Crescent Drive
             Suite 260
             Vienna, Virginia  22182
             Attn:  Charles A. Hasper
             Phone: (703) 847-5268
             Fax:   (703) 847-5334

             with copies to:

             Baxter Baker Sidle Conn & Jones, P.A.
             Suntrust Building, Suite 2100
             120 East Baltimore Street
             Baltimore, MD  21202
             Attn:  James E. Baker, Jr., Esq.
             Tel:   (410) 230-3800
             Fax:   (410) 230-3801

         to the Purchaser:

             Riverview Group, LLC
             666 Fifth Avenue
             New York, New York  101013

              Attention: Dan Cardella
              Phone: (212) 841-4176
              Fax:   (212) 841-6302

              with copies to:

              Kleinberg, Kaplan, Wolff & Cohen, P.C.
              551 Fifth Avenue
              New York, New York 10176
              Attention: Stephen M. Schultz
              Phone: (212) 986-6000
              Fax:   (212) 986-8866

     Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

          (d) Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

          (e) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Purchaser contained herein shall survive the Closing.

          (f) Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

          (g) Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Purchaser without its express written approval, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees to deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement or document executed herewith to each Purchaser and any public announcement including the name of an Purchaser to such Purchaser, prior to the publication of such announcements.

          (h) No Piggyback on Registration. Neither the Company nor any of its security holders (other than the holders of up to 400,000 shares of Common Stock that the Company agreed to register for resale pursuant to its acquisitions) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

          (i) Entire Agreement. This Agreement, together with the Purchase Agreement, the Debentures, the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

          (j) Governing Law. THIS AGREEMENT AND THE VALIDITY AND PERFORMANCE OF THE TERMS HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

          (k) Severability. The parties acknowledge and agree that the Purchasers are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Purchasers hereunder are several and not joint, that no Purchaser shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Purchaser, and that any rights granted to "Purchasers" hereunder shall be enforceable by each Purchaser hereunder.

          (l) Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

          (m) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (n) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the then issued or issuable Registrable Securities; provided, however, that, for the purposes of this sentence, Registrable Securities that are owned, directly or indirectly, by the Company, or an affiliate of the Company are not deemed outstanding.

                             Signature page follows

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        ALLIED RESEARCH CORPORATION

                                        By:_____________________________________
                                               Name:
                                               Title:

                                        PURCHASER:

                                        RIVERVIEW GROUP LLC


                                        By:_____________________________________
                                               Name:
                                               Title:

                [Signature page to Registration Rights Agreement]